UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                September 21, 2016

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On September 22, 2016, Alan R. Curtis, our Senior Vice President and Chief Financial Officer, will deliver a presentation at the Johnson Rice Energy Conference in New Orleans, LA. Interested parties may view the handout given to the investors by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on September 21, 2016 after the close of the market. During the presentation, Mr. Curtis will note that approximately $300 million of the cash on our consolidated balance sheet at June 30, 2016 was in U.S. dollars and accessible in the United States.
The reconciliations of the non-GAAP terms Free Cash Flow used in the presentation and Free Cash Flow and EBITDA used in the investor handout to their most directly comparable GAAP financial measure can be found in the Supplemental Financial Information section of the handout.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain statements in the presentation and accompanying handout are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal," "should," "would" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation and handout included statements regarding:

•	our belief we have strong market positions;

•	our belief we have a solid balance sheet and cash flow:

•	our belief that we are the leading provider of ROVs;

•	our belief we will provide ROVs and subsea tooling to Heerema Marine Contractors aboard its deepwater construction vessels and semi-submersible crane vessels on a global basis through 2020;

•	our belief that our Subsea Products backlog for manufactured products (as opposed to services and rentals) is highly dependent on the timing of umbilical orders;

•	our organic Capex estimate range for this year of $100 million to $150 million, including $65 million of maintenance capital, and some uncompleted project Capex carried over from 2015;

•	our belief that our 2017 organic Capex could be considerably lower than our 2016 estimate;

•	our priorities for uses of cash of:

◦	growth via organic Capex and bolt-on acquisitions, and;

◦	returning cash to our shareholders through dividends, and, possibly, repurchasing shares;

•	our belief that it is a matter of when, not if, deepwater activity levels begin to recover;

•	our belief that in the near to medium term, there will be an uptick in demand for products and services to extend the producing lives of existing offshore fields and for decommissioning work; and

•	our forecast that our major oilfield segments will have lower operating income in the second half of 2016 than in the first half, most notably:

◦	ROVs on less utilization and lower average revenue per day;

◦
Subsea Products on lower throughput and single digit margins, primarily for manufactured products, while services and rentals are expected to remain flat, and our expectation that pricing will be competitive for the orders that come to market; and

◦
Subsea Projects with a reduced scope of work in Angola, including the early release of the Oceanteam Bourbon 101 in May not offset by some seasonal increase of Gulf of Mexico call-out work and reduced vessel fixed costs on offshore Angola; and

•	our expectation that our operating results for the second half of 2016 will be lower than our first half.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	delays in or cancellations of deepwater development activities;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	contract modifications or cancellations;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	September 21, 2016	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

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